Exhibit 1.1

BEACON POWER CORPORATION

11,911,852 Shares of Common Stock, par value $0.01 per share,
and
Warrants to Purchase 11,316,260 Shares of Common Stock

PLACEMENT AGENCY AGREEMENT

October 25, 2007

Merriman Curhan Ford & Co.
600 California Street, 9th Floor
San Francisco, California 94108

Dear Sir or Madam:

Beacon Power Corporation, a Delaware corporation (the “Company”), proposes to issue and sell up to 11,911,852 shares (the “Offered Shares”) of common stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase up to 11,316,260 shares of Common Stock (the “Offered Warrants”) in the form attached hereto as Exhibit A, to one or more investors (collectively, the “Investors”). The Offered Shares and Offered Warrants shall be sold together as units consisting of one Offered Share and one Offered Warrant to purchase 0.95 of a share of Common Stock (such units are referred to herein individually as the “Offered Security” and collectively as the “Offered Securities”). The warrants shall be immediately separable from the units. The Company desires to engage you as its placement agent (the “Placement Agent”) in connection with such issuance and sale. The Common Stock issuable upon exercise of the Offered Warrants is hereinafter referred to as the “Warrant Shares.” The Offered Securities and the Warrant Shares are described more fully in the Registration Statement (as hereinafter defined).

The Company hereby confirms as follows its agreements with the Placement Agent.

1.  Agreement to Act as Placement Agent. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company’s exclusive placement agent in connection with the issuance and sale, on a best efforts basis, by the Company of the Offered Securities to the Investors. The Company shall pay to the Placement Agent 4.5% of the proceeds received by the Company from the sale of the Offered Securities as set forth on the cover page of the Prospectus (as hereinafter defined).

2.  Delivery and Payment. Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agent, and JPMorgan Chase Bank N.A., as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement substantially in the form of Exhibit B attached hereto (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Investors (the “Escrow Account”). Prior to the Closing Date (as hereinafter defined), (i) each of the Investors will deposit an amount equal to the price per Offered Security as shown on the cover page of the Prospectus (as hereinafter defined) multiplied by the number of Offered Securities purchased by it in the Escrow Account, and (ii) the Escrow Agent will notify the Company and the Placement Agent in writing of the amount of the funds to pay for the Offered Securities that have been received (the “Received Funds”). At 10:00 a.m., New York City time, on October 31, 2007, or at such other time on such other date as may be agreed upon by the Company and the Placement Agent (the “Closing Date”), the Escrow Agent will release the Received Funds from the Escrow Account for collection by the Company and the Placement Agent as provided in the Escrow Agreement and the Company shall deliver the Offered Securities to the Investors, which delivery may be made through the facilities of The Depository Trust Company. The closing (the “Closing”) shall take place at the office of Morrison & Foerster LLP at 1290 Avenue of the Americas, New York, New York 10104. All actions taken at the Closing shall be deemed to have occurred simultaneously.

3.  Representations and Warranties of the Company. The Company represents and warrants and covenants to the Placement Agent that:

(a)  A “shelf” registration statement on Form S-3 (File No. 333-145165) with respect to the Common Stock and other securities of the Company has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, has been filed with the Commission and has become effective. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. The Registration Statement meets the requirements of Rule 415(a)(1)(x) under the Act and complies in all materials respects with said rule. As used in this Agreement:

(i) “Applicable Time” means 9:00 a.m. (New York City time) on the date of this Agreement;

(ii) “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Act in accordance with the Rules and Regulations;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Offered Securities, each as listed on Schedule 1 hereto;

(iv) “Pricing Disclosure Materials” means, as of the Applicable Time, each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time;

(v) “Prospectus” means the final prospectus relating to the Offered Securities including any prospectus supplement thereto relating to the Offered Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vi) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including the Prospectus and all exhibits to such registration statement.

Any reference to the Prospectus shall be deemed to refer to and include any documents incorporated or deemed to be incorporated by reference therein pursuant to Form S-3 under the Act as of the date of the Prospectus. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of the Registration Statement or the date of the Prospectus, as the case may be, which is incorporated therein by reference.

(b)  The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Offered Securities pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Offered Securities; no stop order of the Commission preventing or suspending the use of any Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.

(c)  The Company was not at the time of the initial filing of the Registration Statement, has not been since the date of such filing, and will not be on the applicable Closing Date, an “ineligible issuer” (as defined in Rule 405 under the Act). The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Offered Securities.

(d)  The Registration Statement, at the time it became effective, as of the date hereof, and at the Closing Date, conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Prospectus will conform, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder.

(e)  The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)  The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Prospectus in reliance upon and in conformity with information concerning the Placement Agent and furnished in writing by the Placement Agent to the Company expressly for use in the Prospectus, as set forth in Section 8(b).

(g)  The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)  The Pricing Disclosure Materials did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Pricing Disclosure Materials in reliance upon and in conformity with information concerning the Placement Agent and furnished in writing by the Placement Agent to the Company expressly for use in the Pricing Disclosure Materials.

(i)  Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Materials as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The Company has not made any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Placement Agent. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(k)  The Company is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would not reasonably be expected to have a material adverse effect on or affecting the business, prospects, properties, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiary (as defined below) taken as a whole (a “Material Adverse Effect”). Complete and correct copies of the articles or certificate of incorporation and of the bylaws of the Company and all amendments thereto have been delivered to the Placement Agent, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

(l)  The Company’s sole subsidiary (the “Subsidiary”) is listed on Schedule 2 to this Agreement. The Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of formation. The Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not have a Material Adverse Effect. All of the shares of issued capital stock of the Subsidiary has been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders’ agreement, voting trust or other defect of title whatsoever.

(m)  The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as set forth in the Registration Statement, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates referred to therein. The descriptions of the securities of the Company in the Registration Statement and the Prospectus are, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Registration Statement and the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities other than the Offered Securities.

(n)  The Company has full legal right, power and authority to enter into this Agreement, the Escrow Agreement and the Investor subscription agreement (s) (together, the “Transaction Documents”) and perform the transactions contemplated hereby and thereby. The Transaction Documents have been authorized and validly executed and delivered by the Company and are legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(o)  The issuance and sale of each of the Offered Shares and the Offered Warrants have been duly authorized by the Company, and the Offered Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Offered Warrants, and the Warrants Shares, when issued by the Company upon valid exercise of the Offered Warrants and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Offered Securities will not be subject to personal liability by reason of being such holders. The Offered Securities, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.

(p)  The consolidated financial statements and the related notes included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial condition of the Company and its consolidated Subsidiary as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles (“GAAP”). No other financial statements or schedules of the Company, the Subsidiary or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. All disclosures contained in the Registration Statement, the Pricing Disclosure Materials and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiary do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the Pricing Disclosure Materials and the Prospectus.

(q)  Miller Wachman, LLP (the “Accountants”), who have reported on such consolidated financial statements and schedules, are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The consolidated financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

(r)  There is and has been no failure on the part of the Company, or to its knowledge after due inquiry, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated therewith (the “Sarbanes Oxley Act”). Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply.

(s)  The Company and its Subsidiary maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiary is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company presented in its Form 10-Q for the quarter ended June 30, 2007 (such date, the “Evaluation Date”) the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(t)  Except as set forth in or otherwise contemplated by the Registration Statement, since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and prior to Closing, (i) there has not been and will not have been any change in the capital stock of the Company (except for changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise of stock options or upon the grant of restricted stock or restricted stock units to the Company’s directors and officers, the issuance of shares pursuant to the Company’s employee stock purchase plan or the Company’s deferred compensation plan for directors and employees), or the issuance of shares pursuant to the real property lease dated as of July 23, 2007 between GFI Tyngsboro, LLC, as landlord, and the Company for the premises located at 65 Middlesex Road, Tyngsboro, Massachusetts, or long-term debt of the Company or the Subsidiary or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, prospects, properties, management, consolidated financial position, stockholders’ equity, or results of operations of the Company and its Subsidiary taken as a whole (a “Material Adverse Change”) and (ii) neither the Company nor the Subsidiary has sustained or will sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

(u)  Since the date as of which information is given in the Registration Statement, neither the Company nor the Subsidiary has entered or will enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and the Subsidiary taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and the Subsidiary taken as a whole.

(v)  Neither the Company nor the Subsidiary owns any real property. Each of the Company and the Subsidiary has good and valid title to all personal property described in the Registration Statement or the Prospectus as being owned by them that are material to the businesses of the Company and the Subsidiary taken as a whole, in each case free and clear of all liens, encumbrances and claims except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiary or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or the Prospectus as being leased by the Company or the Subsidiary that is material to the business of the Company and the Subsidiary taken as a whole is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiary or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)  The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(x)  There are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company or the Subsidiary is a party or to which any property of the Company or the Subsidiary is the subject that, individually or in the aggregate, if determined adversely to the Company or the Subsidiary, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Act to be described in the Prospectus that are not so described.

(y)  Each of the Company and the Subsidiary has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its respective business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a Material Adverse Effect, (ii) complied with all laws, regulations and orders applicable to either it or its business, except where the failure to so comply would not have a Material Adverse Effect, and (iii) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected, except where such default would not have a Material Adverse Effect, and, to the Company’s best knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder. The Company and the Subsidiary are not in violation of any provision of their respective organizational or governing documents.

(z)  The Company has all corporate power and authority to enter into the Transaction Documents, and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained, except such as have been obtained or as may be required under state securities or Blue Sky Laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) or the Nasdaq Capital Market in connection with the distribution of the Offered Securities by the Placement Agent.

(aa)  Neither the execution of the Transaction Documents, nor the issuance, offering or sale of the Offered Securities, nor the consummation of any of the transactions contemplated herein or in the other Transaction Documents, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to the terms of any contract or other agreement to which the Company or the Subsidiary may be bound or to which any of the property or assets of the Company or the Subsidiary is subject, except such conflicts, breaches or defaults as may have been waived; nor will such action result in any violation of the provisions of the organizational or governing documents of the Company or the Subsidiary, or any statute or any order, rule or regulation applicable to the Company or the Subsidiary or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or the Subsidiary.

(bb)  There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company is a party have been authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(cc)  No statement, representation or warranty made by the Company in this Agreement or made in any certificate or document required by the Transaction Documents to be delivered to the Placement Agent, the Investors or the Escrow Agenet was or will be, when made, inaccurate, untrue or incorrect in any material respect.

(dd)  The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(ee)  No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or satisfied.

(ff)  The Common Stock is currently listed on the Nasdaq Capital Market. Except as disclosed in the Company’s public filings, the Company has not, in the 12 months preceding the date hereof, received notice from the Nasdaq Capital Market to the effect that the Company is not in compliance with its listing or maintenance requirements. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(gg)  The Company is not involved in any material labor dispute nor is any such dispute known by the Company to be threatened.

(hh)  The business and operations of the Company and the Subsidiary have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance will not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor the Subsidiary has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(ii)  To the Company’s knowledge, each of the Company and the Subsidiary owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of its business as described in the Registration Statement. Except as set forth in the Company’s Current Report on Form 8-K filed on October 16, 2007, no claims have been asserted against the Company or the Subsidiary by any person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property.

(jj)  Except as disclosed in the Registration Statement, including in the Company’s Current Report on Form 8-K filed on October 16, 2007, (i) to the Company’s knowledge, each of the Company and the Subsidiary owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of its respective business as currently conducted (collectively, the “Intellectual Property”); and (ii) (a) to the Company’s knowledge, there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or the Subsidiary for the products described in the Registration Statement that would preclude the Company or the Subsidiary from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or the Subsidiary; (b) to the Company’s knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or the Subsidiary, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or the Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or the Subsidiary, other than claims, including the claim identified in the Company’s Current Report on Form 8-K filed on October 16, 2007, that would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or the Subsidiary, other than non-material actions, suits, proceedings and claims, or other than normal patent application examination procedures; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.

(kk)  Each of the Company and the Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against it or the Subsidiary which could have a Material Adverse Effect.

(ll)  On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Offered Securities to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(mm)  Each of the Company and the Subsidiary maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for their respective businesses, including, but not limited to, insurance covering all real and personal property owned or leased by the Company or the Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

(nn)  Neither the Company nor the Subsidiary, nor, to the knowledge of the Company, any director, officer, agent or employee has directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(oo)  [Intentionally omitted]

(pp)  [Intentionally omitted]

(qq)  The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Prospectus and any Issuer Free Writing Prospectus to which the Placement Agent has consented.

(rr)  Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and the Subsidiary has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(ss)  No relationship, direct or indirect, exists between or among the Company or the Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Subsidiary, on the other, which is required by the Act to be disclosed in the Registration Statement and the Prospectus and is not so disclosed.

(tt)  The Company has not sold or issued any securities that would be integrated with the offering of the Offered Securities contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

(uu)  Neither the Company nor the Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Subsidiary or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(vv)  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward Looking Statement”) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Forward Looking Statements incorporated by reference in the Registration Statement and the Prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q for the periods ending March 31, 2006 and June 30, 2007 (in each case under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations) (i) are within the coverage of the safe harbor for forward looking statements set forth in Section 27A of the Act, Rule 175(b) under the Act or Rule 3b-6 under the Exchange Act, as applicable, (ii) were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith reasonable best estimate of the matters described therein, and (iii) have been prepared in accordance with Item 10 of Regulation S-K under the Act.

(ww)  The operations of the Company and the Subsidiary are and have been conducted at all times in material compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or the Subsidiary are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xx)  Neither the Company, nor the Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or the Subsidiary have, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(yy)  Based on the financial condition of the Company as of the Closing Date after giving effect to the transactions contemplated by the Transaction Documents, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business through October 31, 2008 as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

4.  Agreements of the Company. The Company covenants and agrees with the Placement Agent as follows:

(a)  The Registration Statement has become effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used), subject to the prior approval of the Placement Agent, pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Placement Agent promptly following such filing.

(b)  The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Offered Securities by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have reasonably objected thereto in good faith.

(c)  The Company will notify the Placement Agent promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, but only during the period mentioned in Section 4(b); (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information, but only during the period mentioned in Section 4(b); (3) of the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof, but only during the period mentioned in Section 4(b); (4) of becoming aware of the occurrence of any event during the period mentioned in Section 4(b) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Offered Securities for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agent promptly of all such filings.

(d)  If, at any time when a Prospectus relating to the Offered Securities is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agent and, subject to Section 4(b) hereof, will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agent.

(e)  The Company will furnish to the Placement Agent and its counsel, without charge (i) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, (ii) so long as a prospectus relating to the Offered Securities is required to be delivered under the Act, as many copies of each Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agent may reasonably request.

(f)  The Company will comply with all the undertakings contained in the Registration Statement.

(g)  The Company will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Placement Agent.

(h)  The Company will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations.

(i)  Prior to the sale of the Offered Securities to the Investors, the Company will cooperate with the Placement Agent and its counsel in connection with the registration or qualification of the Offered Securities for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agent may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(j)  The Company will apply the net proceeds from the offering and sale of the Offered Securities in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(k)  The Company will use its best efforts to ensure that the Offered Shares are listed on the Nasdaq Capital Market at the time of the Closing.

(l)  The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Offered Shares to facilitate the sale or resale of any of the Offered Shares.

5.  Agreements of the Placement Agent. The Placement Agent agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Act) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Placement Agent without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5 shall not be deemed to include information prepared by such Placement Agent on the basis of or derived from issuer information. The Placement Agent also agrees to provide to each Investor, prior to the Closing, a copy of the Prospectus and any amendments or supplements thereto.

6.  Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (2) the preparation and delivery of certificates representing the Offered Securities, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Offered Securities, (4) the listing of the Common Stock on the Nasdaq Capital Market, (5) any filings required to be made by the Placement Agent with the NASD, and the fees, disbursements and other charges of counsel for the Placement Agent in connection therewith, (6) the registration or qualification of the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(i), including the reasonable fees, disbursements and other charges of counsel to the Placement Agent in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (7) fees, disbursements and other charges of counsel to the Company, (8) fees and disbursements of the Accountants incurred in delivering the letter(s) described in 7(f) of this Agreement, (9) the fees of the Escrow Agent, (10) certain actual-out-of-pocket expenses of the Placement Agent, and (11) any and all legal expenses incurred by the Placement Agent for services provided by outside counsel up to a maximum of $35,000. The Company shall reimburse the Placement Agent, on a fully accountable basis, for all reasonable travel, in-house legal and other out-of-pocket expenses.

7.  Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder are subject to the following conditions:

(a)  (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Offered Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith, and the Placement Agent shall have received certificates of the Company, dated the Closing Date and signed by the President and Chief Executive Officer or the Chairman of the Board of Directors of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (i), (ii) and (iii).

(b)  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Placement Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Offered Securities to Investors as contemplated hereby.

(c)  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Placement Agent, could have a Material Adverse Effect.

(d)  Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(e)  The Placement Agent shall have received opinions, dated the Closing Date, of Edwards Angell Palmer & Dodge LLP, (i) as counsel to the Company, in form and substance reasonably satisfactory to the Placement Agent, with respect to the matters set forth in Exhibit C hereto and (ii) as counsel for intellectual property matters to the Company, in form and substance reasonably satisfactory to the Placement Agent.

(f)  On the date hereof, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery (the “Comfort Letter”), addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent, confirming that (i) they are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations; (ii) in their opinion, the financial statements and any supplementary financial information included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations; (iii) on the basis of procedures, not constituting an examination in accordance with generally accepted auditing standards, set forth in detail in the Comfort Letter, a reading of the latest available interim financial statements of the Company, inspections of the minute books of the Company since the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in the Comfort Letter to a date not more than five days prior to the date of the Comfort Letter, nothing came to their attention that caused them to believe that: (A) as of a specified date not more than five days prior to the date of the Comfort Letter, there have been any changes in the capital stock of the Company or any increase in the long-term debt of the Company, or any decreases in net current assets or net assets or other items specified by the Placement Agent, or any increases in any items specified by the Placement Agent, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in the Comfort Letter; and (B) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (A), there were any decreases in revenues or the total or per share amounts of net income or other items specified by the Placement Agent, or any increases in any items specified by the Placement Agent, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Placement Agent, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in the Comfort Letter; and (iv) in addition to the examination referred to in their reports included in the Prospectus and the procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Placement Agent, which are derived from the general accounting, financial or other records of the Company, as the case may be, which appear in the Prospectus or in Part II of, or in exhibits or schedules to, the Registration Statement, and have compared such amounts, percentages and financial information with such accounting, financial and other records and have found them to be in agreement.

(g)  At the Closing Date, there shall be furnished to the Placement Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agent to the effect that each signer has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Materials, and that to each of such person’s knowledge:

(i)  (A) As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Prospectus nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

(ii)  Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

(iii)  Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(iv)  No stop order or other order suspending the effectiveness of the Registration Statement, or any part thereof, or the qualification or registration of the Offered Securities under the securities or Blue Sky laws of any jurisdiction, has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(v)  Any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities.

(vi)  Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Change.

(h)  The Offered Securities shall be qualified for sale in such states as the Placement Agent may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date, as provided in Sections 3(b) and 3(y) above.

(i)  The Company shall have furnished or caused to be furnished to the Placement Agent such certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.

8.  Indemnification.

(a)  The Company shall indemnify and hold harmless the Placement Agent, its directors, officers, employees and agents and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Placement Agent or (D) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Offered Securities under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (iii) the omission or alleged omission to state in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Offered Securities in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Application (as set forth in paragraph (b) below). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)  The Placement Agent will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for use in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Placement Agent might otherwise have. The Company acknowledges that, for all purposes under this Agreement, the last sentence of the first paragraph, the second sentence of the third paragraph and the seventh paragraph under the heading “Plan of Distribution” in the Prospectus and the name of the Placement Agent, constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement or the Prospectus.

(c)  Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The Company will not, without the prior written consent of the Placement Agent (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not the Placement Agent or any person who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d)  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Placement Agent, the Company and the Placement Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agent such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Placement Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by the Placement Agent hereunder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agent on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purpose of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Placement Agent shall not be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

9.  Termination.

(a)  The obligations of the Placement Agent under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Placement Agent, without liability on the part of the Placement Agent to the Company if, prior to delivery and payment for the Offered Securities, in the sole judgment of the Placement Agent (i) trading in the Common Stock of the Company shall have been suspended by the Commission or by the Nasdaq Capital Market, (ii) trading in securities generally on the Nasdaq Capital Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchange or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Placement Agent, impracticable or inadvisable to market the Offered Securities on the terms and in the manner contemplated by the Prospectus.

(b)  If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Offered Securities provided for herein is not consummated because any condition to the obligations of the Placement Agent set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Placement Agent, reimburse the Placement Agent for all out-of-pocket expenses incurred in connection herewith.

10.  No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Offered Securities or any other services the Placement Agent may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agent: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Placement Agent, on the other, exists; (ii) the Placement Agent is not acting as an advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the offering price of the Offered Securities, and such relationship between the Company, on the one hand, and the Placement Agent, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Placement Agent may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Placement Agent and its respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Placement Agent with respect to any breach of fiduciary duty in connection with this offering.

11.  Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 234 Ballardvale Street, Wilmington, Massachusetts 01887, Attention: James Spiezio, with copies to Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, Attention: Albert Sokol, or (b) if to the Placement Agent, at the office of Merriman Curhan Ford & Co., 600 California Street, 9th Floor, San Francisco, California 94108, Attention: Craig E. Sultan, with copies to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Attention: James R. Tanenbaum, Esq. Any such notice shall be effective only upon receipt. Any notice under Section 8 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

12.  Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agent or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Offered Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

13.  Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 8(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agent and any person or persons who control the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No Investor shall be deemed a successor because of such purchase.

14.  Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

15.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.  Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

[Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agent.

Very truly yours, BEACON POWER CORPORATION

By:	/s/ James M. Spiezio
Name: James M. Spiezio
Title: Chief Financial Officer

Confirmed as of the date first above mentioned:

MERRIMAN CURHAN FORD & CO.

By: /s/ Gregory S. Curhan
Name: Gregory S. Curhan
Title: President

SCHEDULE 1

FREE-WRITING PROSPECTUSES

NONE

SCHEDULE 2

SUBSIDIARIES

1. Beacon Power Securities Corporation, a Massachusetts corporation.

EXHIBIT A

[FORM OF WARRANT]

BEACON POWER CORPORATION
FORM OF
WARRANT TO PURCHASE COMMON STOCK

Warrant No.:
Number of Shares of Common Stock:_____________
Date of Issuance: October [___], 2007 ("Issuance Date")

Beacon Power Corporation, a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _____________________________, the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after six months and one day after the date hereof (the “Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), ______________ (_____________)1  fully paid nonassessable shares of Common Stock (as defined below) (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is the Warrant to purchase Common Stock (this "Warrant") issued pursuant to Section 6 of that certain Subscription Agreement, dated as of October __, 2007 (the "Subscription Date"), by and among the Company and the Holder (the "Subscription Agreement") pursuant to the Company’s Registration Statement on Form S-3, (File number 333-145165) (the “Registration Statement”)

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1 (h)), this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or by wire transfer of immediately available funds or (B) provided the conditions for cashless exercise set forth in Section 1(d) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the "Exercise Delivery Documents"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

1 Insert a number of shares equal to the number of Common Shares purchased under the Subscription Agreement.

(b) Exercise Price. For purposes of this Warrant, "Exercise Price" means $[_______]2 , subject to adjustment as provided herein.

(c) Company's Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of receipt of the Exercise Delivery Documents in compliance with the terms of this Section 1, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

2 Insert an amount equal to the closing bid price for the Common Stock immediately prior to the Subscription Date.

(d) Cashless Exercise.  Notwithstanding anything contained herein to the contrary, but subject to Section 1(h), if a registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the "Unavailable Warrant Shares"), or an exemption from registration, is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)
                                                     B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the arithmetic average of the Closing Sale Prices of the shares of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e)  Company-Elected Conversion. (i) The Company shall provide to the Holder prompt written notice of any time that the Company is unable to issue the Warrant Shares via DTC transfer (or otherwise without restrictive legend), because (A) the Securities and Exchange Commission (the “Commission”) has issued a stop order with respect to the Registration Statement, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (C) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or (D) otherwise (each a “Restrictive Legend Event”). To the extent that a Restrictive Legend Event occurs after the Holder has exercised this Warrant in accordance with Section 1(a) but prior to the delivery of the Warrant Shares, the Company shall (i) if the fair market value (as calculated above) of the Warrant Shares is greater than the Exercise Price, provide written notice to the Holder that the Company will deliver that number of Warrant Shares to the Holder as should be delivered in a Cashless Exercise in accordance with this Section 1(a), and return to the Holder all consideration paid to the Company in connection with the Holder’s attempted exercise of this Warrant pursuant to Section 1(a) (a “Company-Elected Conversion”), or (ii) at the election of the Holder to be given within five (5) days of receipt of notice of a Company-Elected Conversion, the Holder shall be entitled to rescind the previously submitted Notice of Exercise and the Company shall return all consideration paid by Holder for such shares upon such rescission.

(ii)  If a Restrictive Legend Event has occurred and no exemption from the registration requirements is available (including, without limitation, under Section 3(a)(9) of the Securities Act by virtue of a Cashless Exercise), this Warrant shall not be exercisable. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares. The Company shall give prompt written notice to the Holder of any cessation of a Restrictive Legend Event (the “Re-Effectiveness Notice”). Notwithstanding anything to the contrary contained herein, the Expiration Date of this Warrant shall be extended for a period of five (5) days following receipt by the Holder of the Re-Effectiveness Notice.

(f)  Rule 144. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

(g) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

(h) Limitations on Exercises. Any exercise of this Warrant must be in compliance with this Section 1(h) and any Exercise Notice must be accompanied by a certificate of the holder certifying the number of shares of Common Stock owned by the holder and a detailed computation of the number of shares of Common Stock the holder is entitled to acquire by exercise or conversion of any security or instrument without regard to any time, cap or other limitation on such exercise or conversion. The Company shall have no obligation to issue shares of Common Stock upon exercise hereof to the extent that it believes in good faith that such issuance would not be in compliance with this Section 1(h).

(1) No exercise that exceeds [19.99%] [9.99%] Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of [19.99%] [9.99%] of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(2) No Exercise That Triggers Pill. This warrant may not be exercised to acquire securities to the extent that when added to those already beneficially owned by such holder for purposes of the Rights Agreement between the Company and Computershare Trust Company N.A., dated as of September 22, 2002 and as amended from time to time (as so amended, the “Rights Agreement”) such securities would cause such holder to become an Acquiring Person as that term is used in the Rights Agreement with respect to that holder.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) RESERVED

(b) Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

(a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) ("Other Shares of Common Stock") of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Fundamental Transactions; Parent Entities. The Company shall not enter into or be party to a Fundamental Transaction unless (i) if the Successor Entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, the Successor Entity assumes in writing all of the obligations of the Company under this Warrant pursuant to written agreements in form and substance reasonably satisfactory to the Holder, including agreements to deliver to each holder of Warrants in exchange for such Warrants a written instrument issued by the Successor Entity substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Holder and (ii) if the Successor Entity is not a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, the Successor assumes in writing all of the obligations of the Company under this Warrant pursuant to written agreements in form and substance reasonably satisfactory to the Holder, including agreements to deliver to each holder of Warrants in exchange for such Warrants a written instrument issued by the Successor Entity substantially similar in form and substance to this Warrant exercisable for the consideration that would have been issuable in the Fundamental Transaction in respect of the Warrant Shares had this Warrant been exercised immediately prior to the consummation of the Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

Notwithstanding the foregoing, in the event of a Change of Control other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded Common Stock of such Successor Entity, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

In the event that any person becomes a Parent Entity of the Company, such person shall assume all of the obligations of the Company under this Warrant with the same effect as if such person had been named as the Company herein.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 7 of Annex I to the Subscription Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. RESERVED

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

14. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

15. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) "Black Scholes Value" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of 80% and the 100 day volatility obtained from the HVT function on Bloomberg.

(b) "Bloomberg" means Bloomberg Financial Markets.

(c) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) "Change of Control" means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock, in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(e) "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f) "Common Stock" means (i) the Company's shares of Common Stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g) RESERVED

(h) RESERVED

(i) "Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., The American Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(j) "Expiration Date" means the date sixty (60) months after the Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday, as the same may be extended pursuant to Section 1(e) hereof.

(k) "Fundamental Transaction" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(l) "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(m) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(o) "Principal Market" means The NASDAQ Global Market.

(p) RESERVED

(q) RESERVED

(r) "Successor Entity" means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(s) "Trading Day" means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that "Trading Day" shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(t) RESERVED

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

BEACON POWER CORPORATION

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

BEACON POWER CORPORATION

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Beacon Power Corporation, a Delaware corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

____________ a "Cashless Exercise" with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

4. The undersigned holder hereby certifies that the number of shares of Common Stock owned by the holder and a detailed computation of the number of shares of Common Stock the holder is entitled to acquire by exercise or conversion of any security or instrument without regard to any time, cap or other limitation on such exercise or conversion, are set forth below.

Date: _______________ __, ______

_________________________________
         Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [INSERT NAME OF TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ______, 2007 from the Company and acknowledged and agreed to by [INSERT NAME OF TRANSFER AGENT].

BEACON POWER CORPORATION

By:
Name:
Title:

EXHIBIT B

[FORM OF ESCROW AGREEMENT]

ESCROW AGREEMENT

This Escrow Agreement (“Escrow Agreement”), dated as of October 25, 2007, is entered into by and among Beacon Power Corporation, a Delaware corporation (the “Company”), Merriman Curhan Ford & Co. (the “Placement Agent”) and JPMorgan Chase Bank, N.A., a national banking association incorporated under the laws of the United States of America (the “Escrow Agent”).

WHEREAS, the Company and the Placement Agent have entered into a Placement Agency Agreement, dated as of the date hereof, pursuant to which the Company proposes to issue and sell up to 11,911,852 units, each of which consists of one share of its common stock, par value $0.01 per share (the “Common Stock”), and one warrant to purchase 0.95 of a share of Common Stock (together, the “Offered Securities”) to certain investors (the “Investors”);

WHEREAS, the Company has filed with the Securities and Exchange Commission a “shelf” registration statement on Form S-3 (Registration No. 333-145165) (which, together with all amendments or supplements thereto, is referred to herein as the “Registration Statement”);

WHEREAS, the Placement Agent proposes to offer the Offered Securities to the Investors on behalf of the Company and to receive subscriptions from such Investors for the total number of the Offered Securities being offered;

WHEREAS, with respect to all subscription payments received from subscribers (the “Subscription Payments”), the parties propose to establish an escrow account with the Escrow Agent at the office of its escrow administration, JPMorgan Chase Bank N.A., 333 S. Grand Ave., 36th Floor, Los Angeles, CA 90071;

WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which the escrow account will be established and maintained; and

WHEREAS, the parties to this Escrow Agreement hereby acknowledge and agree and understand that the Escrow Agent has not reviewed, and is not a party to, the Placement Agency Agreement and is not responsible for any of the duties or responsibilities set forth therein.

NOW THEREFORE, it is agreed as follows:

1. Establishment of Escrow. The Escrow Agent hereby agrees to establish a non-interest bearing trust account (the “Escrow Account”) for the deposit with the Escrow Agent of the Subscription Payments and to receive and disburse the proceeds from such Subscription Payments in accordance with the terms and conditions of this Escrow Agreement.

2. Deposit of Escrowed Property. The Placement Agent, on behalf of the subscribers for the Offered Securities, shall from time to time, but in no event later than 12:00 p.m., New York City time, on the first business day (“business day” is defined for purposes of this Escrow Agreement as any day which is not a Saturday, Sunday or a day on which banks or trust companies in the City and State of New York are authorized or obligated by law, regulation or executive order to remain closed) following the date of receipt by the Placement Agent, cause to be wired to or deposited with, or, cause the subscribers for the Offered Securities to wire or deposit with, the Escrow Agent the sum of $ 25,000,000 evidencing the Subscription Payments of the subscribers delivered in payment for the Offered Securities (the “Escrowed Property”). Any checks delivered to the Escrow Agent pursuant to the terms hereof shall be made payable to or endorsed to the order of the Escrow Agent. The Escrow Agent upon receipt of such checks shall present such checks for payment to the drawee-bank under such checks. Any checks not honored by the drawee-bank thereunder after the first presentment for payment shall be returned to the Placement Agent, on behalf of such subscriber, in the same manner notices are delivered pursuant to Section 5 hereof. Upon receipt of funds or checks from the Placement Agent, the Escrow Agent shall credit such funds and the amount of such checks to the Escrow Account. If following the credit of the amount of any check to the Escrow Account such check is dishonored, the Escrow Agent shall liquidate to the extent of such dishonored check amount and debit the Escrow Account for the amount of such dishonored check.

3. List of Subscribers. The Placement Agent shall furnish or cause to be furnished to the Escrow Agent and the Company, at the time of each deposit of funds or checks pursuant to Section 2 hereof, a list, substantially in the form of Exhibit A hereto, containing the name, the address, the number of Offered Securities subscribed for, the Subscription Payment delivered to the Escrow Agent, and the social security or certified taxpayer identification number, if applicable, of each subscriber whose funds are being deposited (the “Subscriber List”). The Escrow Agent shall notify the Placement Agent and the Company of any discrepancy between the amount of the Subscription Payment set forth on the Subscriber List delivered pursuant to this Section 3 and the amount of any Subscription Payment received by the Escrow Agent. The Escrow Agent is authorized to revise the Subscriber List to reflect the actual amount of Subscription Payment received and the release of any Subscription Payment pursuant to Section 4 hereof.

4. Withdrawal of Subscription Amounts. 1) If the Escrow Agent shall receive a (i) written notice, substantially in the form of Exhibit B hereto (an “Offering Termination Notice”), from the Company; or (ii) a final and non-appealable order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Company or the Placement Agent, that instructs the Escrow Agent as to the disbursement of the Escrowed Property, the Escrow Agent shall promptly after receipt of such Offering Termination Notice or court order, and the clearance of all checks received by the Escrow Agent as Escrowed Property and in no event more than five business days thereafter send to each subscriber listed on the Subscriber List held by the Escrow Agent pursuant to Section 3 hereof whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this Section 4, in the manner set forth in paragraph (d) of this Section 4, a check to the order of such subscriber in the amount attributable to such subscriber of the remaining Subscription Payment held by the Escrow Agent as set forth on such Subscriber List held by the Escrow Agent. The Escrow Agent shall notify the Company and the Placement Agent of the distribution of such funds to the subscribers.

(a) In the event that (i) the Offered Securities have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Closing Date and (ii) no Offering Termination Notice or final and non-appealable court order as set forth in paragraph (a) above shall have been delivered to the Escrow Agent, the Company and the Placement Agent, shall deliver to the Escrow Agent a joint written notice, substantially in the form of Exhibit C hereto (a “Closing Notice”), designating the date on which Offered Securities are to be sold and delivered to the subscribers thereof as the “Closing Date”, which date shall not be earlier than the clearance of any checks received by the Escrow Agent as Escrowed Property, and identifying the subscribers and the number of Offered Securities to be sold to each subscriber thereof on such Closing Date. Such Closing Notice, unless one of the parties objects, shall be delivered on the Closing Date. The Escrow Agent, after receipt of such Closing Notice and the clearance of such checks shall, on such Closing Date, pay to the Company, the Placement Agent and the Escrow Agent, in federal or other immediately available funds and otherwise in the manner and amount specified by the Company and the Placement Agent in such Closing Notice, an amount equal to the aggregate of the Subscription Payments paid by the subscribers identified in such Closing Notice for the Offered Securities to be sold on such Closing Date as set forth on the list held by the Escrow Agent pursuant to Section 3 hereof.

(b) If at any time and from time to time prior to the release of any subscriber’s total subscription amount pursuant to paragraph (a) or (b) of this Section 4 from the Escrow Account, the Company shall deliver to the Escrow Agent a written notice, substantially in the form of Exhibit D hereto (a “Subscription Termination Notice”), to the effect that any or all of the subscriptions of such subscriber have been rejected by the Company (a “Rejected Subscription”), the Escrow Agent  shall promptly after receipt of such Subscription Termination Notice and, if such subscriber delivered a check in payment of its Rejected Subscription, after the clearance of such check, send to such subscriber, in the manner set forth in paragraph (d) of this Section 4, a check to the order of such subscriber in the amount of such Rejected Subscription amount.

(c) For the purposes of this Section 4, any check that the Escrow Agent shall be required to send to any subscriber shall be sent to such subscriber by first class mail, postage prepaid, at such subscriber’s address furnished to the Escrow Agent pursuant to Section 3 hereof.

5. Notices. Any notice, instruction or other communication required or permitted to be given hereunder shall be in writing and shall be deemed delivered (a) when delivered by hand, (b) one (1) business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, or (c) four (4) business days after it is sent by mail, registered or certified, with proper postage prepaid, return receipt requested and in the case of each of clauses (a), (b) and (c) of this Section 5 when addressed as follows:

If to the Company, to:

Beacon Power Corporation 234 Ballardvale Street Wilmington, MA 01887 Attention: James Spiezio, Chief Financial Officer Facsimile: (978) 694-9127

with a copy to:

Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue Boston, MA 02119 Attention: Albert L. Sokol Facsimile: (617) 517-5576

if to the Placement Agent, to:

Merriman Curhan Ford & Co. 600 California Street, 9th Floor San Francisco, California 94108
Attention: Utpal Donde
Facsimile: (415) 248-5692

with a copy to:

Morrison & Foerster LLP
1290 Avenue of the Americas New York, NY 10104 Attention: Nilene R. Evans, Esq.
Facsimile: (212) 468-7900
if to the Escrow Agent, to:

JPMorgan Chase Bank N.A.
333 S. Grand Ave. 36th Floor Los Angeles, CA 90071 Attention: Ronda Y. Carson
Facsimile: (213) 621-8090

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. Any party may give any notice, instruction or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, or ordinary mail), but no such notice, instruction or other communication shall be deemed to have been duly given unless and until it actually is received by the party to whom it is intended. In addition, notices of changes of address shall not be effective until received.

6. Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the Company and Placement Agent that:

(a) The Escrow Agent shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

(c) The Escrow Agent shall not be liable under this Escrow Agreement, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the Company and the Placement Agent, jointly and severally shall indemnify, defend and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with (a) the Escrow Agent's performance of this Escrow Agreement, tax reporting or withholding relating hereto, the enforcement of any rights or remedies under or in connection with this Escrow Agreement, or as may arise by reason of any act, omission or error of the indemnitee, except to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of such indemnitee, or (b) its following any instructions or other directions, whether joint or singular, from the Company or the Placement Agent, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property, or any loss of interest incident to any such delays. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Escrow Account for the payment of any claim for indemnification, expenses and amounts due hereunder. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Escrow Agent under this Escrow Agreement will be limited to the amount of fees paid to the Escrow Agent. In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Fund for its own account or for the account of an indemnitee any amounts due to the Escrow Agent or to an indemnitee under this Section 6(c). The indemnities and other obligations contained in this Section 6(c) shall survive the termination of this Escrow Agreement and the resignation, replacement or removal of the Escrow Agent.

(d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder by the Company or the Placement Agent without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

(f) The Escrow Agent does not have, for tax reporting purposes, any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only. The parties hereto agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrowed Property or any portion thereof in any tax year (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Escrow Agreement during such tax year, shall be reported as allocated to such person or entity, and (ii) otherwise shall be reported as allocated to the subscribers, in proportion to their respective Subscription Payment as set forth on Exhibit A hereto.

(g) Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certification, or non-resident alien certifications.

(h) This paragraph (h) and paragraph (c) of this Section 6 shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

(i) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

(j) The Escrow Agent shall not be called upon to advise any party as to the wisdom of selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(k) The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of written notice of termination signed by both the Company and the Placement Agent or at any time may resign by giving written notice to such effect to the Company and the Placement Agent not less than 60 days’ prior to the date when such resignation shall take effect. Upon the effectiveness of any such termination or resignation, the Escrow Agent shall promptly deliver the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement except to the extent resulting from its gross negligence or willful misconduct. The termination or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is: (A) 30 days after the date of delivery to the Escrow Agent of the other parties’ notice of termination or (B) 60 days after the date of delivery to the other parties hereto of the Escrow Agent’s written notice of resignation. If at the time of any termination or resignation the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent and shall, until such time as a successor Escrow Agent is appointed, maintain the Escrowed Property pursuant to the terms and conditions of this Escrow Agreement. Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

(l) In the event of any disagreement among or between the other parties hereto and/or the subscribers of the Offered Securities resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to refrain from taking any action and retain the Escrowed Property until the Escrow Agent shall have received (i) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the other parties hereto and consented to by the affected subscribers, if any, directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement.

(m) As consideration for the performance by the Escrow Agent of its duties herein described, the Company agrees to pay the Escrow Agent fees determined in accordance with the terms set forth on Exhibit  E hereto (made a part of this Escrow Agreement as if herein set forth). In addition, the Company agrees to reimburse the Escrow Agent for all reasonable expenses of third parties, incurred by the Escrow Agent in performance of its duties hereunder (including reasonable fees and expenses of its outside counsel).

(n) The other parties hereto irrevocably (i) submit to the jurisdiction of any New York State or federal court sitting in New York in any action or proceeding arising out of or relating to this Escrow Agreement, (ii) agree that all claims with respect to such action or proceeding shall be heard and determined in such New York State or federal court and (iii) waive, to the fullest extent possible, the defense of an inconvenient forum. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 5 hereof, provided that nothing in this Section 6(n) shall affect the right of any party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

(o) No printed or other matter in any language (including, without limitation, the Registration Statement, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless the Escrow Agent shall first have given its specific written consent thereto (which consent shall not be unreasonably withheld, conditioned or delayed). The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement (including all exhibits thereto) and the Placement Agency Agreement and in the filings made by the Company under the Securities Exchange Act of 1934, as amended including the filing of this Agreement as an exhibit thereto.

(p) Anything in this Escrow Agreement to the contrary, notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Escrow Agent has been advised of the likelihood of such loss or damage or regardless of the form of action.

(q) In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopy or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule II hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The individuals authorized to give or confirm funds transfer instructions may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule II, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of your executive officers, ("Executive Officers"), which shall include the titles of Chief Executive Officer and Chief Financial Officer, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Placement Agent or the Company to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

7. Miscellaneous.

(a) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives, and the subscribers of the Offered Securities and shall not be enforceable by or inure to the benefit of any other third party. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties.

(b) This Escrow Agreement shall be construed in accordance with and governed by the internal law of the State of New York (without reference to its rules as to conflicts of law).

(c) This Escrow Agreement may only be modified by a writing signed by all of the parties hereto and consented to by the subscribers of the Offered Securities, if any, adversely affected by such modifications. No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

(d) This Escrow Agreement shall terminate upon the payment pursuant to Section 4 of all amounts held in the Escrow Account.

(e) The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections are to Sections contained herein.

(f) This Escrow Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute the original.

(g) Account Opening Information/TINs. Important Information about Procedures for Opening a New Account.

1. For accounts opened in the US: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, we will ask for information that will allow us to identify relevant parties.

2. For non-US accounts: To help in the fight against the funding of terrorism and money laundering activities we are required along with all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When you open an account, we will ask for information that will allow us to identify you.

3. Taxpayer Identification Numbers (“TINs”). (i) The Company and the Placement Agent have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation, and each represents that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered forms, as well as in the Substitute IRS Form W-9 set forth on the signature page of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.

Tax Certification: Taxpayer ID#: ____________________________________

Customer is a (check one):

☐ Corporation	☐ Municipality	☐ Partnership	☐ Non-profit or Charitable Org
☐ Individual	☐ REMIC	☐ Trust	☐ Other _________________

Under the penalties of perjury, the undersigned certifies that:

(1)	the entity is organized under the laws of the United States

(2)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3)
it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

BEACON POWER CORPORATION

By:
Name:
Title:

Tax Certification: Taxpayer ID#:  95-4068105

Customer is a (check one): ____________________________________

☒ Corporation	☐ Municipality	☐ Partnership	☐ Non-profit or Charitable Org
☐ Individual	☐ REMIC	☐ Trust	☐ Other _________________

Under the penalties of perjury, the undersigned certifies that:

(4)	the entity is organized under the laws of the United States

(5)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(6)
it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

MERRIMAN CURHAN FORD & CO.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

EXHIBIT A

SUMMARY OF CASH RECEIVED
NEW PARTICIPANT DEPOSIT
Date:
Deposit Date:	List Number:
Investment Date:	Page of
Batch Number:	Approved By:
JOB#:

For Bank use only

TITLE:
			OFFERED	TAX ID NO./		FOR BANK
NAME		DEPOSIT	SECURITIES	ADDRESS	SOC.SEC. NO.	USE ONLY
TAX CODE
EXEMPT(Y/N)
W-9(YR) NRA
1008(87)

Broker	Misc.				Misc. II	Misc. III	TAX CODE
EXEMPT(Y/N)
W-2(YR) NRS
W-8(YR)
1008(87)

Broker	Misc.				Misc. II	Misc. III	| TAX CODE
EXEMPT(Y/N)
W-2(YR) NRS
W-8(YR)
1008(87)

Broker	Misc.				Misc. II	Misc. III	| TAX CODE
EXEMPT(Y/N)
W-2(YR) NRS
W-8(YR)
1000(87)

Broker	Misc.				Misc. II	Misc. III

A-1

EXHIBIT B

[Form of Offering Termination Notice]

October __, 2007

JPMorgan Chase Bank, N.A.
333 S. Grand Ave. 36th Floor
Los Angeles, CA 90071
Attention: Ronda Y. Carson

Dear Ms Carson:

Pursuant to Section 4(a) of the Escrow Agreement dated as of October 25, 2007 (the “Escrow Agreement”) by and among Beacon Power Corporation (the “Company”), Merriman Curhan Ford & Co., and JPMorgan Chase Bank N.A., 300 S. Grand Ave., 4th Floor, Los Angeles, CA 90071, the Company hereby notifies you of the termination of the offering of the Offered Securities (as that term is defined in the Escrow Agreement) and directs you to make payments to subscribers as provided for in Section 4(a) of the Escrow Agreement.

Very truly yours, BEACON POWER CORPORATION

By:
Name:
Title:

B-1

EXHIBIT C

[Form of Closing Notice]

October __, 2007

JPMorgan Chase Bank, N.A.
333 S. Grand Ave. 36th Floor
Los Angeles, CA 90071

Attention: Ronda Y. Carson

Dear Ms Carson:

Pursuant to Section 4(b) of the Escrow Agreement dated as of October 25, 2007, (the “Escrow Agreement”) by and among Beacon Power Corporation (the “Company”), Merriman Curhan Ford & Co., and JPMorgan Chase Bank, N.A., 333 S. Grand Ave., 36th Floor, Los Angeles, CA 90071, the Company hereby certifies that, subject to its receipt of the Subscription Payments for the Offered Securities (as that term is defined in the Escrow Agreement), the Company will sell and deliver the Offered Securities to the subscribers thereof at a closing to be held on October 31, 2007 (the “Closing Date”). The names of the subscribers concerned, the number of the Offered Securities subscribed for by each of such subscribers and the related subscription amounts are set forth on Schedule I annexed hereto.

We hereby request that the aggregate subscription amount be paid to the Placement Agent, to the Escrow Agent and us as follows:

(i) To the Company, $_________;

(ii) To the Placement Agent, $_________; and

(iii) To the Escrow Agent, $_________.

C-1

These instructions may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Very truly yours, BEACON POWER CORPORATION

By:
Name: Title:

MERRIMAN CURHAN FORD & CO.

By:
Name: Title:

C-2

SCHEDULE I

Name of Subscriber	Number of Offered Securities	Subscription Amount

SCHEDULE II

Telephone Number(s) and signature(s) for

Person(s) Designated to give Funds Transfer Instructions

If to the Placement Agent:

Name	Telephone Number	Signature Specimen
Greg Curhan	(415) 568-8594

If to the Company:

Name	Telephone Number	Signature Specimen
Mark Manganelli	(978) 661-2825

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

If to the Placement Agent:

Name	Telephone Number	Signature Specimen
Utpal Donde	(415) 568-3932

If to the Company:

Name	Telephone Number	Signature Specimen
James Spiezio	(978) 661-2827

Telephone call-backs shall be made to the Placement Agent and the Company if joint instructions are required pursuant to this Escrow Agreement. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer and must not be the same person confirming said transfer.

EXHIBIT D

[Form of Subscription Termination Notice]

October __, 2007

JPMorgan Chase Bank, N.A.
333 S. Grand Ave., 36th Floor
Los Angeles, CA 90071
Attention: Ronda Y. Carson

Dear Ms Carson:

Pursuant to Section 4(c) of the Escrow Agreement dated as of October 25, 2007 (the “Escrow Agreement”) by and among Beacon Power Corporation (the “Company”), Merriman Curhan Ford & Co., and JPMorgan Chase Bank, N.A., 333 S. Grand Ave., 36th Floor, Los Angeles, CA 90071, the Company hereby notifies you that the following subscription(s) have been rejected:

Name of Subscriber	Amount of Subscribed Offered Securities Rejected	Dollar Amount of Rejected Subscription

Very truly yours, BEACON POWER CORPORATION

By:
Name:
Title:

D-1

EXHIBIT E

Prepared for: Utpal Donde, MCFCO	October , 2007

Based upon our current understanding of your proposed transaction, our fee proposal is as follows:

Acceptance Fee & Account Setup…………………………………………………$ ~~1,500.00~~ waived

Annual Administrative Fee………………………………………………………………$ 3,500.00

Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation. Payable upon account opening and in advance per annum for each year in which we act as Escrow Agent.

Extraordinary Services and Out-of Pocket Expenses:

Any additional services beyond our standard services as specified above, such as annual administrative activities in excess of ten (10) hours and all reasonable out-of-pocket expenses including attorney's fees will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank's standard rate.

Modification of Fees:

Circumstances may arise necessitating a change in the foregoing fee schedule. The Bank will attempt at all times, however, to maintain the fees at a level that is fair and reasonable in relation to the responsibilities assumed and the duties performed.

Disclosure & Assumptions:

•	All fees quoted are subject to our review and acceptance, and that of our legal counsel, of the documents governing the escrow account.

•	The deposit shall be uninvested.

•
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account. We may ask for information that will enable us to meet the requirements of the Act.

•	Payment of the invoice is due upon receipt.

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EXHIBIT C

MATTERS TO BE COVERED IN THE EDWARDS ANGELL PALMER & DODGE LLP LEGAL OPINION

1. The Company has been duly incorporated, and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company’s sole Subsidiary of which we have notice has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts.

2. Each of the Company and its Subsidiary is in good standing as a foreign corporation and is duly qualified to transaction business in every jurisdiction in which the Company or Subsidiary, as applicable, owns or leases properties or conducts business for which the failure to be so qualified would have a material adverse effect on the Company and Subsidiary, taken as a whole.

3. The Company has the corporate power and authority to enter into and perform its obligations under the Transaction Documents.

4. Each of the Offered Shares and the Offered Warrants have been duly authorized and, when issued and delivered by the Company pursuant to the Placement Agency Agreement against due payment of applicable consideration, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Offered Warrants and the Warrant Shares, when issued and delivered upon valid exercise of the Offered Warrants and payment of the exercise price, will be validly issued, fully paid and nonassessable.

5. The issuance of the Offered Securities is not subject to any statutory preemptive right of any securityholder of the Company or other right known to such counsel to subscribe for or otherwise acquire the Offered Securities.

6. Except as set forth in or otherwise contemplated by the Registration Statement or the Prospectus, to the knowledge of such counsel, no person has the right to require the Company or its Subsidiary to register any securities for sale under the Securities Act of 1933, as amended (the “Act”), by reason of the filing of the Registration Statement with the Commission or by reason of the issuance and sale of the Offered Securities, except for rights which have been waived or satisfied.

7. The statements in the Prospectus under the captions “Description of Capital Stock” and “Description of Warrants,” insofar as they purport to constitute summaries of the terms of the Company’s charter or by-laws or Delaware statutes, rules and regulations thereunder, constitute accurate summaries of the terms of such documents, statutes, rules and regulations in all material respects.

8. The execution, delivery and performance of the Transaction Documents do not, and will not, result in any violation of the provisions of the charter or by-laws of the Company in effect on the date hereof. The Transaction Documents have been duly authorized, executed and delivered by the Company and each constitutes a valid and binding agreement of the Company, and is enforceable against the Company in accordance with the terms thereof.

9. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted, are pending or are threatened by the Commission.

10. The Registration Statement and Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as the case may be, as of their respective effective or issue dates, or as of the dates they were filed with the Commission, or for any as have been amended then as of the dates of such amendments, as the case may be (other than the financial statements, other financial information and supporting schedules included therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”) and the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

11. To our knowledge, there is not pending or threatened in writing any action, suit or proceeding, inquiry or investigation to which the Company or its Subsidiary is a party, or to which the property of the Company or its Subsidiary is subject, before or brought by any court or governmental agency or body that is of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus.

12. To the knowledge of such counsel, there are no franchises, contracts indentures, mortgages, loan agreements, notes, leases or other instruments known to such counsel of a character required to be described in the Registration Statement or the Prospectus, or to be filed as exhibits thereto, which are not described or filed as required.

13. No filing with, or authorization, approval, consent, license, order, registration or qualification of any domestic court or governmental agency or body of the State of New York, the Commonwealth of Massachusetts, the DGCL, or the federal government (other than under the Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of any jurisdiction in connection with the distribution of the Offered Securities by the Placement Agent or the purchase of the Offered Securities by the Investors in the manner contemplated in the Placement Agency Agreement and in the Prospectus or the by-laws and rules of the NASD, as to which we express no opinion) is required in connection with the due authorization, execution and delivery of the Transaction Documents or for the offering, issuance, sale or delivery of the Offered Securities.

14. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Offered Securities to the Investors), compliance by the Company with its obligations under the Placement Agency Agreement and in connection with the offering, and issuance and sale of the Offered Securities to the Investors do not and will not conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company or (ii) any statute, law, rule, regulation or any judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which violation or default would, in the case of clause (ii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (14) (if any), have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

15. The Company is not, nor will be after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

While we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or the Pricing Disclosure Materials, or any supplements or amendments thereto, no facts have come to our attention which have caused us to believe that: (i) the Registration Statement or any amendments thereto, at the time the Registration Statement or any such amendments became effective or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus as of the Applicable Time, together with each Issuer Free Writing Prospectus used before the Applicable Time and filed by the Company pursuant to Rule 433 of the Rules and Regulations, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that in each case that we are not expressing a belief as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information, or the information regarding the Placement Agent or the method of distribution of the Offered Securities included in the Registration Statement, the Prospectus or the Pricing Disclosure Materials or any such amendments or supplements thereto).